CHORD ENERGY CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Director Form)
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of [_________] (the “Grant Date”), so long as the non-employee director of the Company whose signature is set forth on the signature page hereof (the “Participant”) is still serving as a non-employee director of the Company on such date, by and between Chord Energy Corporation, a Delaware corporation with its principal offices at Houston, Texas (the “Company”), and the Participant. For the avoidance of doubt, if the Participant is not serving as a non-employee director of the Company on [________], this Agreement shall be of no force or effect and shall be null and void ab initio.
W I T N E S S E T H:
WHEREAS, the Company has adopted the Oasis Petroleum Inc. 2020 Long Term Incentive Plan (as amended from time to time, the “Plan”), which permits the Company to issue equity-based awards to certain key employees and non-employee directors of the Company and any affiliate of the Company; and
WHEREAS, the Participant is a non-employee director of the Company, and the Company desires to compensate such person through an award representing the right to receive shares of the Company’s common stock (the “Shares”) to further align the personal interests of the Participant with the interests of shareholders and the success of the Company.
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
1.Award of RSUs. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of restricted stock units set forth on the signature page hereof (the “RSUs”). This award of RSUs is subject to the terms set forth herein, the Plan and, if applicable, in the Time of Settlement Election Form attached as Exhibit A (the “Election Form”), each of which is incorporated herein by reference.
2.Vesting. Subject to Sections 4 and 11, all of the RSUs shall vest on [__________].
3.Settlement. The Company will issue to the Participant a number of Shares equal to the number of RSUs that vested either (a) as soon as reasonably practicable (but no more than thirty (30) days) after the vesting date (in the case of Section 2) or vesting event (in the case of Section 4 or 11), as applicable, or (b) if applicable, at the time elected by the Participant under the Election Form. For the avoidance of doubt, if the Participant did not elect to defer settlement of the RSUs pursuant to the Election Form, any vested RSUs will be settled in accordance with (a) of the preceding sentence.
4.Termination of Service. Except as set forth below, if the Participant’s service as a non-employee director of the Company terminates for any reason, then all RSUs that have not vested as of the date of termination shall be forfeited as of the date on which such termination occurs. Notwithstanding the foregoing, if the Participant’s service as a non-employee director of the Company terminates because either (i) the Participant is not nominated for reelection to the Board of the Directors by the Nominating & Governance Committee of the Board of Directors of

the Company or (ii) a director is not reelected by the stockholders at the next Annual Meeting of Stockholders and the Board of Directors accepts the resignation of such director in accordance with the Company’s Majority Voting Policy, the RSUs shall vest in full immediately.
5.Rights as a Shareholder; Dividends. The Participant shall not have any rights of a shareholder with respect to the Shares underlying the RSUs (including, without limitation, any voting rights), until the Shares have been issued hereunder except that the Participant shall have the right to receive dividends as described in the remainder of this Section 5. If, after [_______] and prior to the settlement date, a record date with respect to a cash dividend on the Shares occurs, then on the date that such dividend is paid to Company shareholders, the Company shall pay to the Participant an amount equal to the dividends that would have been paid to the Participant if the Participant owned a number of Shares equal to the number of outstanding RSUs hereunder as of such record date, such payment to be made on or promptly following the date that the Company pays such dividend (however, in no event shall any dividend payment under this Section 5 be paid later than 30 days following the date on which the Company pays such dividend to Company shareholders generally).
6.Tax Consequences. The Participant acknowledges there may be adverse tax consequences on the receipt, vesting or settlement of the RSUs or disposition of the underlying Shares and that the Participant has been advised, and is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Compensation and Human Resources Committee of the Board of Directors (the “Committee”), the Company or any of its affiliates or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences. The Participant further agrees to indemnify and hold the Company and its affiliates harmless for any damages, costs, expenses, taxes, judgments or other actions or amounts resulting from any actions or inactions of the Participant regarding the tax consequences of the RSUs or the underlying Shares.
7.No Right to Service. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company, or interfere with or limit in any way the right of the Company to terminate the Participant’s service.
8.Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded restricted stock units.
9.Transferability. The Participant may not transfer any interest in the RSUs other than under the Participant’s will or as required by the laws of descent and distribution. The RSUs also may not be pledged, attached, or otherwise encumbered. Any purported assignment, alienation, sale, transfer, pledge, attachment or encumbrance of the RSUs in violation of the terms of this Agreement shall be null and void and unenforceable against the Company or its successors. In addition, notwithstanding anything to the contrary herein, the Participant agrees and acknowledges with respect to any Shares issued hereunder that have not been registered under the Securities Act of 1933, as amended (the “Act”) (a) he or she will not sell or otherwise dispose of such Shares except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (b) a legend will be placed on the certificates for the Shares to such effect.

10.Miscellaneous.
(a)This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.
(b)This Agreement may not be amended or modified except by the written consent of the parties hereto.
(c)The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.
(d)Any notice, filing or delivery hereunder or with respect to the RSUs shall be given to the Participant at his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1001 Fannin Street, Suite 1500, Houston, Texas 77002, Attention: General Counsel. All such notices shall be given by first class mail, postage prepaid or by personal delivery.
(e)This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant and the Participant’s heirs and legal representatives.
(f)This Agreement is subject in all respects to the terms and conditions of the Plan.
11.Change in Control. Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control (as defined in the Plan), then one hundred percent (100%) of the then-unvested RSUs shall vest as of the date of such Change in Control, unless the RSUs were previously forfeited under the terms of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT

CHORD ENERGY CORPORATION

By:
Name: ______________________________ Title: _______________________________
No. of Restricted Stock Units:

EXHIBIT A
TIME OF SETTLEMENT ELECTION FORM
    Please complete this Time of Settlement Election Form (the “Election Form”) and return a signed copy to the Company’s General Counsel, no later than [__________] if you would like to defer settlement of the RSUs to a later date.

Participant:        _______________________

NOTE: This Election Form relates to the RSUs. If you do not complete this Election Form, payment of the RSUs will be made to you at the time specified in the Agreement. If you do wish to make a deferral election, all sections of this Election Form must be completed.

1.    Settlement of the RSUs

In making this election, these rules apply:

•Unless otherwise specified, capitalized terms used but not defined in this Election Form will have the meaning attributed to them in the Agreement or the Plan, as applicable.

•You must select a settlement date below for the RSUs, which notwithstanding anything to the contrary in the Agreement, will be the dates on which you will receive payment of the RSUs if the RSUs and vest.

Election of Settlement Date

I hereby elect to receive payment of vested RSUs (if the RSUs vest) on the following date (please select one):

•The termination of my service relationship with the Company;

•A Change in Control;

•A specific date: _________________ ___, 20___; or

• The earliest to occur of the following dates that I select (please select at least two choices):
◦The termination of my service relationship with the Company;
◦A Change in Control; or
◦A specific date: _________________ ___, 20___.

2.     Signature

I understand that this Election Form will become effective on [_________]. Once I have elected the settlement date for the RSUs by filing this Election Form, I understand that (a) the settlement election will be effective as of the effective date specified in the preceding sentence, (b) the settlement election will control over any contrary settlement date specified in the Agreement regarding the RSUs, and (c) the settlement election may not be changed at any time (except to the extent any subsequent change complies with the Nonqualified Deferred Compensation Rules).

By signing this Election Form, I acknowledge my understanding of, and agreement with, the terms in this Election Form, the Agreement, and the Plan.

    CHORD ENERGY CORPORATION

    By:
    Name:
    Title:

    PARTICIPANT

    Name: